                                                                Exhibit 99.01

                                                           Company's Form 8-K
                                                                July 13, 1994

                                                                       Page 2

Item 5.  Other Events

    In May and June 1994, three purported class action lawsuits were filed against the Company and its subsidiaries Commercial Credit Corporation, Voyager Guaranty Insurance Company and American Health and Life Insurance Company. Two of such actions, Erkins v. First Franklin Financial Corp., et al. and Lawrence v. Commercial Credit Corp., et al., were filed in the Circuit Court, Jefferson County, Alabama. The third action, Princess Nobels
v. Associates Corporation of North America, was filed in the U.S. District Court for the Middle District of Alabama. The suits allege, among other things, that the Company's subsidiaries charged excessive premiums on credit life insurance, credit property insurance and nonfiling insurance, and that as a result, the Company and its subsidiaries violated various federal and state laws and regulations. The plaintiffs seek, among other things, compensatory and punitive damages in an unspecified amount. The Company believes it has meritorious defenses to these actions and intends to contest the allegations.

                                                          Company's Form 10-K
                                                            December 31, 1995

Item 3.  LEGAL PROCEEDINGS.

    For information concerning certain purported class action lawsuits filed against the Company and certain of its subsidiaries in May and June 1994 and in September 1995, see the descriptions that appear in the second paragraph of page 2 of the Company's filing on Form 8-K dated July 13, 1994, and the first paragraph of page 14 of the Company's filing on Form 10-Q for the third quarter ended September 30, 1995, which descriptions are incorporated by reference herein. A copy of the pertinent paragraphs of such filings is included as an exhibit to this Form 10-K. In October 1995 and February 1996, two additional purported class actions, entitled McCurdy v. American General Finance and McMahon v. Commercial Credit Corporation, were filed in the U. S. District Court for the Middle District of Alabama and the Circuit Court for Shelby County, Alabama, respectively, on behalf of borrowers who purchased credit life and/or credit property insurance from subsidiaries of the Company, among others, with allegations similar to those in the earlier cases referred to above. Plaintiffs seek unspecified compensatory and punitive damages, among other things. The Company believes it has meritorious defenses to these actions and intends to contest the allegations.

                                                          Company's Form 10-Q
                                                           September 30, 1996

                                                                      Page 12


    For information concerning purported class action lawsuits filed against the Company and certain of its subsidiaries alleging, inter alia, that such subsidiaries charged excessive premiums on nonfiling insurance, see the descriptions that appear in the second paragraph on page 2 of the Company's Current Report on Form 8-K, dated July 13, 1994, the first paragraph on page 14 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, the fourth paragraph on page 9 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the first paragraph on page 13 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, which descriptions are incorporated by reference herein. A copy of the pertinent paragraphs of such filings is included as an exhibit to this Form 10-Q. In Keckler v. Commercial Credit Corporation, defendant's motion to dismiss was granted in part and denied in part. In October 1996, an additional purported class action was filed in the Circuit Court of Perry County, Alabama, entitled Washington v. Commercial Credit Corporation, et al., with allegations, and seeking damages, similar to those in the earlier cases referred to above. The Company believes it has meritorious defenses to this action and intends to contest the allegations.

                                                          Company's Form 10-K
                                                            December 31, 1996

                                                                       Page 9

Item 3.  LEGAL PROCEEDINGS.

    For information concerning purported class action lawsuits filed against the Company and certain of its subsidiaries alleging, inter alia, that such subsidiaries charged excessive premiums on certain lines of insurance, see the descriptions that appear in the second paragraph on page 2 of the Company's Current Report on Form 8-K dated July 13, 1994, the first paragraph on page 14 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, the fourth paragraph on page 9 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, the first paragraph on page 13 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and the first paragraph on page 12 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, which descriptions are incorporated by reference herein. A copy of the pertinent paragraphs of such filings is included as an exhibit to this Form 10-K. In December 1996, an additional purported class action was filed in the Circuit Court of Walker County, Alabama, entitled Smith v. Commercial Credit Corporation et al., with allegations, and seeking damages, similar to those in Lawrence and McMahon.